EXHIBIT 99.3
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350


In connection with the Quarterly Report of BorgWarner Inc. (the "Company") on Form 10-Q for the period ended June 30, 2003 (the "Report"), each of the undersigned officers of the Company certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of such officer's knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated:    August 13, 2003

/s/ Timothy M. Manganello
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Timothy M. Manganello
Chairman & Chief Executive Officer


/s/ George E. Strickler
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George E. Strickler
Executive Vice President & Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to BorgWarner Inc. and will be retained by BorgWarner Inc. and furnished to the Securities and Exchange Commission or its staff upon request.